For Immediate Release

Argon ST, Inc. Announces Financial Results for Fourth Quarter and Fiscal 2006; Provides Fiscal
2007 Outlook

FAIRFAX, VA – December 14, 2006 Argon ST, Inc. (NASDAQ: STST), a leading systems engineering, development and services company providing full-service C4ISR (command, control, communications, computers, intelligence, surveillance and reconnaissance) systems and services to a wide range of defense and intelligence customers, today announced revenues and earnings for its fourth quarter and fiscal year ended September 30, 2006.

The company reported fourth quarter net income of $4.1 million ($0.18 per diluted share), compared to $6.1 million ($0.29 per diluted share) in the fourth quarter of fiscal year 2005. Revenues for the fourth quarter were $66.1 million, compared with revenues of $83.7 million for the same quarter in the prior year. Net cash provided by operations for the fourth quarter were $12.0 million, compared to net cash used by operations of $22.0 million in the same period of the prior year.

Net income for the fiscal year ended September 30, 2006 was $19.4 million ($0.87 per diluted share), compared to net income of $21.8 million ($1.06 per diluted share) for the prior year. Revenues for the fiscal year ended September 30, 2006 were $258.8 million compared with revenues of $271.8 million for the prior year. Net Cash provided by operations for the year were $38.0 million representing a significant improvement over net cash used by operations of $26.6 million in the same period of the prior year.

Terry Collins, Chairman, CEO and President, stated: “Revenue and profit for the fourth quarter and fiscal year were negatively impacted by delayed awards on certain contracts as well as unanticipated contract losses. Margin performance maintained historic performance levels, and cash flow for the year improved.”

Mr. Collins continued, “While we are disappointed in our operating performance in both the fourth quarter and year, we remain confident that we are well positioned for future growth. The competitive award of the SSEE Increment F program and the extension for the third phase of a multi-year full rate production contract were both significant accomplishments during the year. Similarly, the company was pleased to announce the receipt of the Surface Ship Torpedo Defense AN/SLQ-25A contract in November of this year. These large multi-year programs are major contributors to continuing to solidify a base on which the company can build to achieve its long-term objectives. We are confident of our FY07 plan and are pursuing several substantive opportunities that could have a positive effect on our plan, if we are successful.”

Stock Based Compensation Expense

On October 1, 2005, the company adopted Financial Accounting Standards Board Statement No. 123R, Share Based Payment, which requires the company to recognize share-based payment transactions as a compensation expense in its financial statements. For the fourth quarter ended September 30, 2006, the company recorded stock based compensation expense of $0.4 million before tax and $0.3 million net of taxes. For the fiscal year ended September 30, 2006, the company recorded stock-based compensation expense of $1.9 million before tax and $1.5 million net of taxes. Management believes that excluding the effect of FAS 123R provides a useful comparison with results of periods prior to the company’s implementation of the standard.

Excluding the impact of FAS 123R:

•	Operating Income for the fourth quarter was $7.0 million compared with $9.2 million in the same period of the prior year. Operating income for the fiscal year ended September 30, 2006 was $32.5 million compared with $34.4 million in the prior year.

•	Net Income for the fourth quarter was $4.4 million ($0.19 per diluted share) compared with $6.1 million ($0.29 per diluted share) in the same period of the prior year. Net income for the year ended September 30, 2006 was $20.9 million ($0.94 per diluted share) compared with $21.8 million ($1.06 per diluted share) in the prior year.

A reconciliation of GAAP results with results excluding the effect of FAS 123R is provided at the end of this press release.

Guidance

The company is issuing initial guidance for the fiscal year 2007. The table below represents management’s current expectations about the company’s future financial performance, based on information available at this time. The forward guidance in the table below does not include any effect for acquisitions Argon ST might make in the future.

Revenues Income from Operations	$305 million to $325 million $36 million to $39 million

About Argon ST, Inc.

Argon ST, Inc. designs, develops, and produces systems and sensors for the Command and Control Communications, Computers, Intelligence, Surveillance, and Reconnaissance (C4ISR) markets including SIGINT (Signals Intelligence), ESM (Electronic Support Measures), EW (Electronic Warfare), imaging, and acoustic systems serving domestic and worldwide markets.

Forward-Looking Statements

Statements in this press release which are not historical facts are forward-looking statements under the provision of the Private Securities Litigation Reform Act of 1955. Forward-looking statements are not guarantees of future performance and are based upon numerous assumptions about future conditions that could prove not to be accurate. Forward looking statements are subject to numerous risks and uncertainties, and our actual results could differ materially as a result of such risks and other factors. In addition to those risks specifically mentioned in the reports filed by the Company with the Securities and Exchange Commission (including the Company’s Form 10-K for the fiscal year ended September 30, 2005), such risks and uncertainties include, but are not limited to: the availability of U.S. and international government funding for the Company’s products and services; changes in the U.S. federal government procurement laws, regulations, policies and budgets (including changes to respond to budgetary constraints and cost-cutting initiatives); the number and type of contracts and task orders awarded to the Company; the exercise by the U.S. government of options to extend the Company’s contracts; the Company’s ability to retain contracts during any rebidding process; the timing of Congressional funding on the Company’s contracts; any government delay or termination of the Company’s contracts and programs; difficulties in developing and producing operationally advanced technology systems; the timing and customer acceptance of contract deliverables; the Company’s ability to attract and retain qualified personnel, including technical personnel and personnel with required security clearances; charges from any future impairment reviews; the future impact of any acquisitions or divestitures the Company may make; the competitive environment for defense and intelligence information technology products and services; general economic, business and political conditions domestically and internationally; and other factors affecting the Company’s business that are beyond its control. All of the forward-looking statements should be considered in light of these factors. Investors should not put undue reliance on any forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect new information, future events or otherwise.

ARGON ST, INC.
CONSOLIDATED BALANCE SHEETS

	September 30,
ASSETS	2006	2005
CURRENT ASSETS
Cash and cash equivalents	$33,498,000	$4,064,000
Accounts receivable, net	86,842,000	103,577,000
Inventory	3,954,000	1,166,000
Income taxes receivable	23,000	2,464,000
Deferred project costs	5,597,000	—
Deferred income tax asset	2,083,000	1,742,000
Prepaids and other	1,481,000	888,000

TOTAL CURRENT ASSETS	133,478,000	113,901,000
Property, equipment and software, net	16,726,000	14,896,000
Advances and cash held in escrow	—	10,900,000
Goodwill	148,719,000	107,956,000
Intangibles, net	13,200,000	1,219,000
Other assets	1,408,000	962,000

TOTAL ASSETS	$313,531,000	$249,834,000

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Line of Credit	—	$11,000,000
Accounts payable and accrued expenses	19,124,000	26,857,000
Accrued salaries and related expenses	10,678,000	8,848,000
Deferred revenue	13,053,000	7,139,000
Notes payable — current portion	—	56,000
Capital lease obligations — current	33,000	19,000
Deferred rent	419,000	61,000
TOTAL CURRENT LIABILITIES	43,307,000	53,980,000
Deferred income tax liability, long term	2,937,000	1,979,000
Deferred rent	1,538,000	1,799,000
Capital lease obligations, net of current	53,000	63,000
Commitments and contingencies	—	—
STOCKHOLDERS’ EQUITY
Common stock:
$.01 Par Value, 100,000,000 shares
authorized, 22,313,709 and 20,153,878 shares
issued at September 30, 2006 and 2005	223,000	202,000
Additional paid in capital	212,610,000	158,458,000
Treasury stock at cost, 126,245 shares	(534,000)	(534,000)
Retained earnings	53,397,000	34,002,000
Accumulated other comprehensive loss	—	(115,000)

TOTAL STOCKHOLDERS’ EQUITY	$265,696,000	$192,013,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$313,531,000	$249,834,000

ARGON ST, INC.
CONSOLIDATED STATEMENTS OF EARNINGS

	For the Quarter Ended		For the Year Ended
	September 30,		September 30,
	2006	2005	2006	2005
CONTRACT REVENUES	$66,145,000	$83,681,000	$258,835,000	$271,754,000
COST OF REVENUES	52,955,000	71,258,000	206,023,000	222,792,000
GENERAL AND ADMINISTRATIVE
EXPENSES	6,595,000	3,273,000	22,212,000	14,578,000

INCOME FROM OPERATIONS	6,595,000	9,150,000	30,600,000	34,384,000
INTEREST INCOME, NET	281,000	170,000	1,180,000	$698,000
INCOME BEFORE INCOME TAXES	6,876,000	9,320,000	31,780,000	35,082,000
PROVISION FOR INCOME TAXES	2,772,000	3,258,000	12,385,000	13,301,000

NET INCOME	$4,104,000	$6,062,000	$19,395,000	$21,781,000

EARNINGS PER SHARE
Basic	$0.19	$0.30	$0.90	$1.10
Diluted	$0.18	$0.29	$0.87	$1.06
WEIGHTED- AVERAGE SHARES
OUTSTANDING
Basic	22,163,853	19,966,072	21,659,606	19,738,367
Diluted	22,695,361	20,825,447	22,255,467	20,616,024

ARGON ST, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW

	Years Ended September 30,
	2006		2005
Cash flows from operating activities
Net income		$19,395,000		$21,781,000
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation and amortization		5,625,000		4,493,000
Deferred income tax (benefit) provision		(677,000)		3,532,000
Stock-based compensation		1,921,000		—
Loss on disposal of property		165,000		—
Bad debt expense		80,000		—
Change in:
Billed accounts receivable		18,082,000		(23,820,000)
Unbilled accounts receivable		1,603,000		(19,033,000)
Inventory		(2,788,000)		60,000
Prepaids and other		(254,000)		400,000
Deferred project costs		(5,534,000)		—
Accounts payable and accrued expenses		(8,830,000)		13,151,000
Accrued salaries and related expenses		732,000		(1,758,000)
Deferred revenue		5,914,000		(21,197,000)
Income taxes		2,570,000		(8,274,000)
Deferred rent		40,000		321,000
Tax benefit of option exercises		—		3,798,000

Net cash provided by (used in) operating activities		38,044,000		(26,546,000)
Cash flows from investing activities
Net cash acquired in merger		—		—
Acquisitions of property, equipment and software		(3,795,000)		(4,370,000)
Advances and cash held in escrow		10,900,000		(10,900,000)
Deposits and other assets		(233,000)		(233,000)
Business acquisitions, net of cash acquired		(56,670,000)		-

Net cash (used in) provided by investing activities		(49,798,000)		(15,503,000)
Cash flows from financing activities
Advances (repayments) on line of credit		(11,000,000)		11,000,000
Payment on note payable		(56,000)		(226,000)
Retirement of common stock		—		—
Tax benefit on stock option exercises		2,015,000		-
Proceeeds from exercise of stock options		2,572,000		4,453,000
Proceeds from employee stock purchase plan exercises		897,000		1,171,000
Principal repayments on capital lease obligations		(8,000)		(17,000)
Proceeds from secondary offering, net of expenses		46,768,000		-
Dividends paid		—		—

Net cash provided by (used in) financing activities		41,188,000		16,381,000
Net increase (decrease) in cash and cash equivalents		29,434,000		(25,668,000)
Cash and cash equivalents, beginning of year		4,064,000		29,732,000

Cash and cash equivalents, end of year		$33,498,000		$4,064,000

Supplemental disclosure
Income taxes paid, net of refunds		$(8,479,000)		$(14,212,000)

Interest expense paid		$(166,000)		$(11,000)

	$		$
Note payable issued for stock redemption		-		-

Assets acquired under capital leases		$13,000		$99,000

The company has presented net income, as adjusted, to show the effect that the adoption of FAS 123R had on the company’s earnings per share. The company believes that these non-GAAP financial measures provide useful information to investors because they allow investors to compare the company’s current performance to prior performance and to the performance of companies that have not yet adopted FAS 123R. These non-GAAP financial measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

ARGON ST, INC.
RECONCILATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)

	As Reported		Non-GAAP	As Reported		Non-GAAP
	For Quarter		For Quarter	For Year		For Year
	Ended	Non-GAAP	Ended	Ended	Non-GAAP	Ended
	9-30-06	Adjustment	9-30-06	9-30-06	Adjustment	9-30-06
CONTRACT REVENUES	$66,145,000	$0	$66,145,000	$258,835,000	$0	$258,835,000
COST OF REVENUES	52,955,000	(136,000)	52,819,000	206,023,000	(907,000)	205,116,000
GENERAL AND ADMINISTRATIVE
EXPENSES	6,595,000	(296,000)	6,299,000	22,212,000	(1,014,000)	21,198,000

INCOME FROM OPERATIONS	6,595,000	432,000	7,027,000	30,600,000	1,921,000	32,521,000
INTEREST INCOME, NET	281,000	0	281,000	1,180,000	0	1,180,000

INCOME BEFORE INCOME TAXES	6,876,000	432,000	7,308,000	31,780,000	1,921,000	33,701,000
PROVISION FOR INCOME TAXES	2,772,000	138,000	2,910,000	12,385,000	416,000	12,801,000
NET INCOME	$4,104,000	$294,000	$4,398,000	$19,395,000	$1,505,000	$20,900,000

EARNINGS PER SHARE (BASIC)	$0.19	$0.01	$0.20	$0.90	$0.06	$0.96

EARNINGS PER SHARE (DILUTED)	$0.18	$0.01	$0.19	$0.87	$0.07	$0.94

WEIGHTED-AVERAGE SHARES
OUTSTANDING
Basic	22,163,853	0	22,163,853	21,659,606	0	21,659,606

Diluted	22,695,361	0	22,695,361	22,255,467	0	22,255,467

Contact:

Victor F. Sellier, Chief Financial Officer
vic.sellier@argonst.com
URL: www.argonst.com